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                                                                   Exhibit 10(l)


                          Bethlehem Steel Corporation
               Non-Employee Directors Deferred Compensation Plan
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     1.  Purpose.  The purpose of the Bethlehem Steel Corporation Non-Employee
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Directors Deferred Compensation Plan (the "Plan") is to provide each eligible member of the Board of Directors (the "Board") of Bethlehem Steel Corporation, a Delaware corporation (the "Corporation"), with the opportunity to defer the payment of all or a specified part of the cash compensation ("Compensation") payable to him for service as a director of the Corporation. Compensation includes annual retainer fees and Board and Committee meeting fees.

     2.  Eligibility.  Any member of the Board who is not an officer or
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employee of the Corporation or of a wholly-owned subsidiary of the Corporation
("Eligible Director") will be eligible to participate in the Plan (any such participating Eligible Director being hereinafter called a "Participant").

     3.  Election to Defer.  In order to become a Participant in the Plan, an
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Eligible Director must make an election, on or before December 31 of a calendar year, to defer payment of all or a specified part of Compensation, subject to a minimum annual deferral of $500, that would otherwise be payable to him for service during the following calendar year and each succeeding calendar year thereafter. An Eligible Director must make the election by timely delivering to the Secretary of the Corporation a completed Deferred Compensation Form provided by the Corporation for purposes of implementing the provisions of the Plan.

     Any person who shall become an Eligible Director after January 1 of a calendar year, and who was not an Eligible Director on the preceding December 31, may elect, before his term as a member of the Board begins, to defer payment of all or a specified part of Compensation for the remainder of such calendar year and for each succeeding calendar year until such election is modified or terminated as provided herein. The Director must make the election by timely delivering to the Secretary of the Corporation a completed Deferred Compensation Form.

     Once an initial election has been made, a Participant may modify the election with respect to the amount of Compensation that is being deferred or the investment option that is being used by delivering a revised Deferred Compensation Form to the Secretary of the Corporation. The modified election shall be effective for each calendar year following the calendar year in which such Form is delivered to the Secretary and shall continue in effect until further modified or terminated as provided herein.
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     A Participant may terminate an election to defer Compensation at any time by delivering a written notice of termination to the Secretary of the Corporation. The termination shall become effective as of the end of the calendar year in which notice of termination is received by the Secretary of the Corporation, and shall remain effective for all subsequent calendar years unless a new Deferred Compensation Form is completed, signed and delivered to the Secretary of the Corporation. The termination shall not affect amounts credited to the Participant's account prior to the effective date of termination, which amounts shall be paid only in accordance with paragraphs 7 and 8 hereof.

     4.  Amount of Deferral.  A Participant may elect to defer all or a portion
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of the Compensation payable to him for service as a director of the Corporation.

     5.  Status of Accounts.  The Corporation shall hold all Compensation
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deferred under the Plan as part of its general funds.  However, the Corporation shall establish, as required, the following individual bookkeeping accounts for each Participant in the Plan:

         (a) Deferred Cash Account - The Corporation shall establish an individual Deferred Cash Account for each Participant in the Plan. The Corporation shall credit deferred Compensation to a Participant's Deferred Cash Account on the date that it would have paid such Compensation to the Participant in the absence of a deferral election. The Corporation shall also credit the Participant's Deferred Cash Account, at periods determined by the Corporation, with investment returns based on the investment options elected by the Participant from the options that are approved from time to time by the Board.

         (b) Deferred Stock Account - The Corporation shall establish an individual Deferred Stock Account for each Participant who elects, as one of his investment options, to defer all or a specified part of his Compensation in the form of the Corporation's common stock. The Corporation shall credit the Participant's Deferred Stock Account, at periods determined by the Corporation, with common stock units based on the fair market value of the Corporation's common stock on the date that it would have paid such Compensation to the Participant in the absence of a deferral election. No single Participant may acquire under the Plan more than one percent of the shares of the Corporation's common stock outstanding at December 1, 2000.

     The deferral of Compensation and the establishment of individual cash and stock accounts is not intended to, and shall not be deemed to, create a trust, and no Participant shall have any ownership interest in any such accounts. A Participant's right to deferred Compensation, common stock and interest credited to his individual accounts under the Plan shall not be assignable or otherwise transferable during his lifetime.
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     6.  Grantor (Rabbi) Trust.  Notwithstanding paragraph 5 above, the
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Corporation may, in its sole discretion, establish a grantor trust for the purpose of discharging its obligation with respect to the individual accounts of Participants; provided, however, that the Corporation must promptly establish a
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grantor trust if a Potential Change in Control (as defined below) shall occur.
If established, such trust shall provide for a separate account for each Participant and require that all of the Corporation's assets held in the trust remain at all times subject to the Corporation's judgment creditors.

     For purposes of this Plan, the term Potential Change in Control shall be deemed to have occurred if (a) the Corporation shall enter into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (b) any person other than the Corporation shall publicly announce an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation; (c) any person other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, unless more than 50% of those directors of the Corporation who shall then be non-officer directors shall prior to, or immediately after reaching such 10% beneficial ownership level, vote in favor of a resolution of the Board of Directors determining, or join in a written declaration to the effect, that such beneficial ownership will not constitute a Potential Change in Control, or (d) more than 50% of those directors of the Corporation who shall then be non-officer directors shall vote in favor of a resolution, or join in a written declaration, to the effect that a Potential Change in Control for the purposes of this Plan shall have occurred. The term Change in Control shall have the meaning set forth from time to time in the 1998 Stock Incentive Plan of Bethlehem Steel Corporation or its successor plans.

     7.  Disbursement Schedules.  Each Participant shall elect on the Deferred
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Compensation Form one of the following options for payment of deferred
Compensation and investment returns credited to his individual Deferred Cash Account under the Plan:

         a)  A lump-sum payment, or

         b)  Equal annual installments for a period of up to 10 years.

     Except as otherwise provided in this paragraph or in paragraph 8 hereof, the Corporation will make a lump-sum payment, or commence payment of annual
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installments in January of the calendar year following the calendar year in which the Participant ceases to be a member of the Board for any reason. At the same time, the Corporation will also distribute to the Participant the shares of the Corporation's common stock then credited to the Participant's Deferred Stock Account (cash will be paid in lieu of fractional shares). If, however, the Board determines that it is in the best interest of the Corporation that a Participant remain a member of the Board beyond his mandatory retirement age (as set forth in the Board's retirement policy for non-employee directors) and the Participant agrees to so remain, the Board may, in its sole discretion, permit such Participant to receive a distribution under the Plan in January of the calendar year following the calendar year in which the Participant reaches his mandatory retirement age.

     8.   Death of a Participant.  Upon the death of a Participant, the
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Corporation shall promptly make a lump-sum payment of all amounts then credited to the Participant's Deferred Cash Account and a distribution of all the Corporation's common stock then credited to the Participant's Deferred Stock Account (cash will be paid in lieu of fractional shares) to the beneficiary designated on the Participant's Deferred Compensation Form. A Participant may revoke or change his beneficiary designation at any time by delivering a revised Deferred Compensation Form to the Secretary of the Corporation. If a Participant does not designate a beneficiary, or if his designated beneficiary predeceases him, payment shall be made to the Participant's estate.

     9.   Amendment or Termination of the Plan.  The Board may amend or
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terminate the Plan at any time.  However, any such amendment or termination of the Plan will not have the effect of (a) reducing the amount that any Participant is entitled to receive immediately prior to such amendment or termination, or (b) accelerating the payment of any amount previously credited to a Participant's account.

     10.  Administration.  Except as otherwise expressly provided herein, the
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Secretary of the Corporation shall be responsible for the administration of the
Plan.

     11.  Governing Law.  The terms of the Plan and all rights and obligations
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hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     12.  Gender.  Words in the masculine gender used herein shall be deemed to
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include the feminine gender.

     13.  Effective Date.  The effective date of the Plan is December 1, 2000.
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                   Bethlehem Steel Corporation Non-Employee
                     Directors Deferred Compensation Plan
                      Deferred Compensation Election Form
                      -----------------------------------


          I, _____________________________, an Eligible Director for purposes of the Bethlehem Steel Corporation Non-Employee Directors Deferred Compensation Plan (the "Plan"), hereby elect to participate in the Plan and to defer ( %) (enter 0% to 100%) of my cash compensation, including fees, payable to me for service as a member of the Board of Directors of Bethlehem Steel Corporation and any committee of said Board on which I serve.

          This election applies to any compensation payable to me for service during the calendar year that commences after the date hereof (or, in the case of an Eligible Director who was not a member of said Board on the preceding December 31 and whose term has not begun as of the date hereof, for service during the remainder of the current calendar year) and in any succeeding calendar year thereafter.

          I understand that this election shall remain in effect until January 1 of the calendar year following the year in which I deliver a revised Deferred Compensation Form or written notice of the termination of this election to the Secretary of Bethlehem Steel Corporation.

          I hereby irrevocably elect that compensation deferred to my Deferred Cash Account under the Plan, and any investment returns related to such Account under the Plan, be paid to me, in accordance with the Plan, as follows:

               Percentage (%)*

               ______ lump sum payment

               ______ equal annual installments over a period of____ years
                      (cannot exceed 10 years).

I also understand and irrevocably agree that any Bethlehem Common Stock units credited to my Deferred Stock Account pursuant to my election will be distributed to me, in accordance with the Plan, as shares of Bethlehem Common Stock (cash will be paid in lieu of fractional shares).
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          I hereby elect the investment returns be credited to my account in accordance with the following investment option(s):

               Options(s)                                    Percentage (%)*

               (1)  Bethlehem Savings Plan stable
                    value fund rate                          ________

               (2)  10-year Treasury Bills                   ________

               (3)  S&P 500 Index return                     ________

               (4)  Bethlehem Pension Trust Fund overall
                    investment returns                       ________

               (5)  Deferred Stock Account                   ________

* The percentage total should equal 100.

Designation of Beneficiary
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     I hereby designate
                         ______________________________________

                         ______________________________________

                         ______________________________________
                         (specify name and address)


as my beneficiary to receive any amounts payable to me under the Plan after my death. I understand that if I do not designate a beneficiary, or if my designated beneficiary predeceases me, any amounts payable under the Plan will be paid to my estate.

          I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions shall be binding upon my beneficiaries, distributees, and personal representatives.

Date:  ____________________

                                             ___________________________
                                                  Director